Exhibit 10.4

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

SECOND AMENDMENT TO

MANUFACTURING AGREEMENT

AND AWARD LETTER

THIS SECOND AMENDMENT (the “Second Amendment”) to the Manufacturing Agreement made on and as of May 20, 2002, as amended, and the Award Letter made on and as of May 20, 2002 (collectively, the “Agreement”) is hereby made and entered into as of September 16, 2005 (the “Second Amendment Effective Date”), by and between DOT HILL SYSTEMS CORPORATION, a Delaware corporation (hereinafter “Dot Hill”) whose principal place of business is 6305 El Camino Real, Carlsbad, California 92009, and SOLECTRON CORPORATION, a Delaware corporation, on behalf of itself and its subsidiaries and affiliates, including but not limited to, Solectron Technology Singapore Pte. Ltd., Solectron Europe B.V. and other Offshore Business Headquarters (“OBHQs”), whose principal place of business is 847 Gibraltar Drive, Milpitas, California 95035 (hereinafter “Supplier”).

BACKGROUND:

WHEREAS, the parties have entered into the Agreement whereby Supplier acts as a contract manufacturer for Dot Hill; and

WHEREAS, pursuant to Section 12.15 of the base terms of the Manufacturing Agreement, Dot Hill and Supplier desire to amend certain provisions of the Agreement, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Dot Hill and Supplier hereby agree to amend and do amend the Agreement, as follows:

SECOND AMENDMENT:

1.                                       Product Pricing and Elements.  Add the following provisions to the end of Section 3.3.1, Product Pricing and Elements, of the base terms of the Manufacturing Agreement:

“Notwithstanding anything to the contrary, upon the first customer shipment (“FCS”) of any Product by Supplier to Dot Hill under this Agreement for Dot Hill’s intended delivery to Network Appliance, Inc. (the “Commencement Date”), Supplier shall adjust certain elements of pricing to Dot Hill based upon the total anticipated purchases of Products that will be made by Dot Hill under this Agreement after the Commencement Date for each applicable twelve (12)-month period set forth below.  This adjustment will start on the Commencement Date and apply to all purchases made by Dot Hill under this Agreement on and after the Commencement Date.  The applicable percentage in the below schedules will be applied to all Products that Dot Hill may purchase from Supplier during each applicable twelve (12)-month period set forth below, as opposed to only any incremental purchases of Products that Dot Hill may make under this Agreement.

Confidential

A reconciliation of actual purchases of Products made by Dot Hill from Supplier under this Agreement to the amount of forecasted purchases that was used in determining the amount to be charged by Supplier to Dot Hill based on the schedules below for each twelve (12)-month period below will be performed by the parties within [***] after the end of each such twelve (12)-month period in order to determine if there is a balance due from Dot Hill based on the use of an inaccurate amount of forecasted purchases for such applicable twelve (12)-month period.  If there is a balance due from Dot Hill for Dot Hill’s purchases of Products from Supplier based on the results of such reconciliation, then Dot Hill will issue to Supplier a purchase order for such balance immediately after the completion of such reconciliation, and Supplier will thereafter issue an invoice to Dot Hill for such balance within [***] after Supplier’s receipt of such purchase order.  Subject to Dot Hill’s prompt receipt of a proper and valid invoice for this balance from Supplier, such balance will be paid by Dot Hill to Supplier within [***] after Dot Hill’s receipt of Supplier’s invoice for such balance.

First Twelve (12)-Month Period immediately after Commencement Date:

Forecasted Purchases by Dot Hill in U.S. Dollars (M = million)	SG&A Percentage Markup	Materials Percentage Markup
Less than 290M	[***]	[***]
290M+ to 300M	[***]	[***]
300M+ to 310M	[***]	[***]
310M+ to 320M	[***]	[***]
320M+ to 330M	[***]	[***]
Greater than 330M	[***]	[***]

Second Twelve (12)-Month Period immediately after Commencement Date:

Forecasted Purchases by Dot Hill in U.S. Dollars (M = million)	SG&A Markup	Materials Markup
Less than 310M	[***]	[***]
310M+ to 320M	[***]	[***]
320M+ to 330M	[***]	[***]
330M+ to 340M	[***]	[***]
340M+ to 350M	[***]	[***]
350M+ to 360M	[***]	[***]
360M+ to 370M	[***]	[***]
370M+ to 380M	[***]	[***]
380M+ to 390M	[***]	[***]
390M+ to 400M	[***]	[***]
Greater than 400M	[***]	[***]

No later than [***] after the Supplier’s first production run for the Product(s) above, Supplier and Dot Hill will meet and confer to determine if the rates above will be [***].

2.                                       Cost Reductions.  Delete the provisions of Section 3.3.3, Cost Reductions, of the base terms of the Manufacturing Agreement in their entirety and insert the following in their place and stead:

“3.3.3                  Cost Reductions. Supplier will actively work towards achieving cost reductions on all materials and processes (including costs associated with assembly and test) associated with Product. Supplier will provide to Dot Hill an anticipated [***] cost reduction profile on a [***] basis. Supplier is encouraged to suggest to Dot Hill changes to materials/processes, however small, that will result in improved performance, reliability or yield of Products.  Supplier will pass through the benefits of all cost reductions achieved as a result of the efforts of the Supplier: (i) [***] for the [***] after their implementation; and (ii) [***] thereafter.  Notwithstanding anything to the contrary in this Agreement, all cost reductions that are: (a) achieved through the efforts of Dot Hill, or (b) received by Supplier based on pricing that is established by Dot Hill or any customer to Dot Hill [***] with any third parties for raw materials or components (including, without limitation, drives, controllers and/or power supplies) included in the Products, shall be [***].”

3.                                       Documentation.  Delete the provisions of Section 3.3.4, Documentation, of the base terms of the Manufacturing Agreement in their entirety and insert the following in their place and stead:

“3.3.4               Documentation.  Promptly upon request by Dot Hill, Supplier will provide to Dot Hill a full-costed bill of materials, including [***], for each Product (“BOM”). This BOM will include all [***] provided that Supplier shall not be required to provide any third-party information that is subject to a confidentiality agreement between Supplier and such third party.  Upon request from Dot Hill, Supplier will provide to Dot Hill [***].  Upon request by Dot Hill, Supplier will also provide [***] with the desire to aggressively drive down costs for Product(s), while maintaining Product quality.  Supplier will also make available to Dot Hill all supporting documentation regarding Supplier’s cost reduction efforts (as specified in section 3.3.1 above) and prices for each Product at least [***] prior to each quarterly Product Cost Review (“PCR”) cycle.  Such information shall be in a format to be mutually agreed upon by Dot Hill and Supplier and shall include costs that relate directly to this Agreement.  All information which is provided by Supplier to Dot Hill hereunder may be shared by Dot Hill with its customers provided that such customers have entered into a nondisclosure agreement either with Supplier or Dot Hill prior to Dot Hill’s sharing of any Supplier Confidential Information.  If Dot Hill desires to disclose Supplier Confidential Information to a customer under a nondisclosure agreement between Dot Hill and such customer, then Dot Hill will ensure that the provisions of such nondisclosure agreement will protect Supplier Confidential Information from further disclosure in a manner no less stringent than the confidentiality obligations that Dot Hill has agreed to undertake with Supplier under this Agreement.”

4.                                       Non-Recurring Engineering Charges.  Insert the following as Section 3.3.9, Non-Recurring Engineering Charges, into the base terms of the Manufacturing Agreement:

“3.3.9               Non-Recurring Engineering Charges.  Supplier will [***] for non-recurring engineering in any Product(s) supplied to Dot Hill unless approved in writing by an authorized representative of Dot Hill.  The parties will negotiate in good faith any applicable NRE costs, and unless otherwise agreed Supplier will [***].”

5.                                       Delivery Point.  Delete the provisions of Section 3.5.1, Delivery Point, of the base terms of the Manufacturing Agreement in their entirety and insert the following in their place and stead:

“3.5.1               Delivery Point.  Supplier will deliver those Product(s) which are set forth in an Award Letter to Dot Hill in accordance with the provisions of such Award Letter or as may otherwise be mutually agreed in writing by the authorized representatives of the parties.”

6.                                       Delivery Performance.  Delete the provisions of Section 3.5.4, Delivery Performance, of the base terms of the Manufacturing Agreement in their entirety and insert the following in their place and stead:

“3.5.4               Delivery Performance

(a)                                  Supplier shall ensure that units of Product(s) in Purchase Orders are available for delivery to Dot Hill upon the issuance by Dot Hill of Demand Triggers in accordance with the provisions of the applicable Award Letter(s) and any Attachments thereto.  Supplier shall also ensure that units of Product(s) maintained for Upside Support are available for delivery to Dot Hill in accordance with the provisions of the Award Letter(s) and any Attachments thereto.

(b)                                 If Supplier anticipates that it will be unable to deliver the total quantity of Products ordered on the scheduled delivery date, Supplier shall notify Dot Hill promptly.  Dot Hill may, at its sole option, accept partial delivery of the total quantity of Products ordered.  If Dot Hill chooses to accept partial delivery, Dot Hill may, at its sole option and discretion: (1) reschedule the delivery of other units not included in such parties delivery or (2) if such partial delivery is due to fault of Supplier and Dot Hill loses customer orders as a result of such delay, cancel the affected portion of the order without any further obligation to Supplier.  Any partial deliveries shall be separately invoiced by Supplier.

(c)                                  In the event that either Supplier fails to meet Dot Hill’s delivery requirements contained in any Purchase Orders or fails to deliver Upside Support that Supplier is obligated to maintain for Dot Hill under the applicable Award Letter, due to circumstances which are within the reasonable control of Supplier, then Supplier agrees to take measures, at Supplier’s expense, which may be reasonably necessary to produce and deliver Products to meet Dot Hill’s original delivery schedule.  These measures may include the deployment of additional resources by Supplier to produce Products and/or the payment by Supplier of charges to expedite delivery to Dot Hill of such Products to the extent necessary to meet Dot Hill’s original delivery schedule.”

7.                                       Audit Rights. Add the following provisions to Section 3.9.10, Audit Rights, of the base terms of the Manufacturing Agreement:

“Additionally, upon request by Dot Hill and reasonable notice, to the fullest extent that Supplier may do so without violating any confidentiality obligations to third parties, Supplier will permit SQE, SBM and technical teams from Dot Hill’s customers to have access to information to audit, qualify and interact with Supplier during the life of the Product(s) [***].  Supplier will use its reasonable efforts to close actions raised, together with any concerns raised with Supplier’s suppliers. Upon request by Dot Hill, Supplier will also [***].”

8.                                       Compliance with Certain Standards.  Add the following provisions as Section 3.9.14, Compliance with Certain Standards, of the base terms of the Manufacturing Agreement:

“3.9.14        Compliance with Certain Standards

(a)                                  At no additional charge to Dot Hill, Supplier shall develop and make available to Dot Hill manufacturing processes to produce Products which comply with Directive 2002/95/EC of the European Parliament and of the Council of 27 January 2003 on the restriction of the use of certain hazardous substances in electrical and electronic equipment (“RoHS Directive”) to the extent applicable to the manufacturing process materials selected and used by Supplier in its manufacturing processes for the Products.  Supplier acknowledges and agrees that compliance to the RoHS Directive to the extent applicable to the manufacturing process materials selected and used by Supplier in its manufacturing processes for the Products shall form a part of the Specification for Products supplied or to be supplied to Dot Hill.

(b)                                 [***] Supplier will also implement processes for the disposal of Products that are returned by Dot Hill to Supplier for disposal in connection with Supplier’s warranty, service or epidemic failure responsibilities, and in accordance with those instructions provided by Dot Hill.  These instructions will comply, where applicable, with Directive 2002/96/EC of the European Parliament and of the Council of 27 January 2003 on waste electrical and electronic equipment (“WEEE Directive”). Supplier acknowledges and agrees that compliance to the WEEE Directive shall form a part of the Specification relative to disposal activities by Supplier in connection with Supplier’s warranty, service or epidemic failure responsibilities for Products supplied or to be supplied to Dot Hill.

(c)                                  [***] Supplier will develop and make available to Dot Hill manufacturing processes to produce Products which comply with federal and state laws and regulations in the U.S. and other non-RoHS Directive countries where the Products are supplied by Supplier to the extent applicable to the manufacturing process materials selected and used by Supplier in its manufacturing processes for the Product.  Supplier acknowledges and agrees that compliance to the such laws and regulations shall form a part of the Specification relative to manufacturing processes used by Supplier to produce Products supplied or to be supplied to Dot Hill.

(d)                                 [***] Supplier shall also use commercially reasonable efforts to develop and implement manufacturing processes to produce Products that comply with any new environmental standards prior to the mandatory compliance date of such standards and a mutually agreed implementation plan for any such new environmental standards. Supplier acknowledges and agrees that compliance to any mutually agreed implementation plan for any such new environmental standards shall form a part of the Specification relative to manufacturing processes used by Supplier to produce Products supplied or to be supplied to Dot Hill.

(e)                                  Supplier does not warrant Products, and shall have no liability whatsoever for any costs, losses or damages resulting from any claimed Product defects or failures, to the extent that the claims result, in whole or in part, from non compliance with the requirements of RoHS Directive, or any other law, regulation, directive or order governing the permissible content of regulated substances or the WEEE Directive (collectively “Environmental Directives”) (except to the extent that such Environmental Directives are directly applicable to and govern the use of manufacturing process materials selected and used by Supplier in its manufacturing processes).

9.                                       Local Support.  Delete the provisions of Section 5.1, Upside Support/Accelerated Delivery, of the base terms of the Manufacturing Agreement in their entirety and insert the following in their place and stead:

“5.1                         Local Support.  Upon request by Dot Hill, Supplier will assign local technical and operations support for trouble-shooting quality and operational issues on site at Dot Hill or Dot Hill’s customer sites.  The support personnel will be at the specified site within [***] of such request and will remain at that site for the length of time [***].  Upon request by Dot Hill, Supplier will also provide on-site technical support, as needed, during the development of new products.  For those quality or operational issues for Products that arise or result from a defect or problem in workmanship of the Products, all reasonable costs associated with such on-site technical support will be borne by Supplier.”

10.                                 Order of Precedence.  Delete the provisions in Section 12.14, Order of Precedence, of the base terms of the Manufacturing Agreement in their entirety and replace such provisions with the following:

“12.14           Order of Precedence.  In the event of any conflict or inconsistency between the documents comprising this Agreement, the order of precedence as to any such conflicting or inconsistent provisions shall be as follows: (i) the provisions in an Award Letter for the Product(s) covered under such Award Letter, including any Attachments incorporated therein; (ii) the provisions in the base terms of this Agreement; and (iii) the provisions in any Exhibits to the base terms of this Agreement.”

11.                                 Applicability of Provisions in Award Letter.  Add the following sentence into Section 1, Scope, of the Award Letter made on and as of May 20, 2002, as amended:

“The provisions contained in this Award Letter and all related Attachments that are specifically described in Section 10, Award Letter Components, shall apply to those Product(s) described in Attachment A to this Award Letter, and not to any other Product(s) that may be supplied under any other Award Letters which are or may be issued under the Agreement.”

12.                                 Demand Replenishment Initiative.  Delete, in its entirety, the provisions of Section 2.1, Demand Replenishment Initiative, in the Award Letter made on and as of May 20, 2002, as amended.

13.                                 Product Lead-times. Delete, in its entirety, the provisions of Section 4, Product Leadtimes, in the Award Letter made on and as of May 20, 2002, as amended.

14.                                 Award Letter Components.  Add into the schedule within Section 10, Award Letter Components, of the Award Letter made on and as of May 20, 2002, as amended, the following attachments:

☒                                    Attachment F (Demand Replenishment Program)

☒                                    Attachment G (Direct Customer Fulfillment)

15.                                 Demand Replenishment Program. Remove the line that refers to Exhibit D (Demand Replenishment Program) in the Agreement Components section of the signature page of the Manufacturing Agreement made on an as of May 20, 2002, as amended.  Additionally, move in their entirety all of the existing provisions that are contained in Exhibit D, Demand Replenishment Program, as amended, to the new Attachment F (Demand Replenishment Program) to the Award Letter made on and as of May 20, 2002, as amended, which attachment is incorporated by reference into such Award Letter.

16.                                 Direct Customer Fulfillment.  Insert the executed Direct Customer Fulfillment Exhibit by and between Solectron Corporation and Dot Hill Systems Corporation into Attachment G (Direct Customer Fulfillment) to the Award Letter dated May 20, 2002, as amended, which attachment is incorporated by reference into such Award Letter.

The amendments to the Agreement that are made in this Second Amendment shall have prospective force and effect on and after the Second Amendment Effective Date, and will not retroactively affect any rights or obligations of the parties under the Agreement or any Award Letter.  Except as specifically amended by the foregoing terms and conditions of this Second Amendment, all other terms and conditions of the Agreement and any Award Letter shall remain in full force and effect and shall be unaffected thereby.

IN WITNESS WHEREOF, the parties through their duly authorized representatives have executed this Second Amendment to become effective as of the Second Amendment Effective Date.

DOT HILL SYSTEMS CORPORATION		SOLECTRON CORPORATION

By	/s/ Preston Romm	By	/s/ Darryl Payton
Authorized Signature		Authorized Signature

Printed Name: Preston Romm		Printed Name: Darryl Payton

Title: CFO		Title: Director Contracts and Compliance

Date: September 16, 2005		Date: September 16, 2005

Direct Customer Fulfillment Exhibit

This Direct Customer Fulfillment Exhibit (the “Exhibit”) is issued under, and subject to the terms and conditions of the Agreement dated May 20, 2002, and as amended March 10, 2005, (the “Agreement”) by and among Solectron Corporation and its subsidiaries and affiliates, (“Supplier”), Dot Hill Systems Corporation, and Dot Hill Systems International B.V. (Dot Hill Systems Inc. and Dot Hill Systems International B.V. are collectively “Dot Hill”).  All capitalized terms used herein shall have the same meaning as in the Agreement.

Exhibit Summary:

This Exhibit describes Supplier’s contractual requirements for implementing Dot Hill’s direct customer fulfillment supply chain initiative solely with respect to business of Dot Hill anticipated to be conducted with Customer(s), as defined below.  Dot Hill’s new supply chain architecture eliminates large distribution centers in favor of (1) direct shipment of finished goods from Supplier to Dot Hill for Dot Hill’s intended delivery to such Customer(s).; and (2) high-velocity cross-dock operations to consolidate customer orders from multiple suppliers.  Dot Hill’s suppliers are expected to participate, where agreed, in this new supply chain architecture by complying with new requirements contained in this Exhibit and the Direct Customer Fulfillment Specification (defined below), which is incorporated by reference herein.

1.         Definitions:

1.1                  Blanket Purchase Order (“BPO”) means Dot Hill’s Blanket Purchase Order for Product.  Blanket Purchase Orders will include the mutually agreed price and quantities for the stated time period. Dot Hill may provide a Blanket Purchase Order in the form of hard copy, by facsimile, or by electronic transfer if there are electronic data exchange terms in place between Dot Hill and Supplier.  A BPO does not bind Dot Hill with respect to any particular quantities, delivery dates, or dollar values for purchase.

1.2                  Blanket Purchase Order (BPO) Release is Dot Hill’s signal of its intent to procure Products from Supplier, and each BPO Release automatically decrements the quarterly Blanket Purchase Order.  The Direct Customer Fulfillment Specification describes the BPO Release process.  A BPO Release will indicate the part number(s), quantity(ies), delivery date(s), and destination(s) for the Product(s) being requested.

1.3                  Customer means [***].

1.4                  Direct Customer Fulfillment Specification means Dot Hill’s Customer’s Direct Customer Fulfillment Specification #923-3377 which contains procedures applicable to Supplier, as modified by Dot Hill from time to time, and is incorporated by reference into this Exhibit.

1.5                  Final Call-Off means the BPO Release confirmation or change message that Dot Hill will send Supplier to indicate the amount of Product that Dot Hill’s carrier will pick up, pursuant to the process set forth in the Direct Customer Fulfillment Specification.

1.6                  Processing Leadtime means the number of days from Dot Hill’s BPO Release to availability of

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the designated Dot Hill part on Supplier’s dock, or Supplier’s designated hub, packaged and ready for pickup according the terms of this Exhibit, and shall be specified in this Exhibit, an applicable Award Letter or other document.

1.7                  Blanket Purchase Order Release Confirmation or Active Commit means the signal that Supplier must send Dot Hill to actively commit to a BPO Release pursuant to the process set forth in the Direct Customer Fulfillment Specification.

2.          Term.  This Exhibit shall become effective on the date on which Dot Hill Systems has entered into a binding, written direct customer fulfillment exhibit with [***] that contains the same or substantially equivalent provisions as those set forth herein, and shall have the same Term as the Agreement or applicable Award Letter for the Product, whichever is longer.

3.          Order of Precedence.  Notwithstanding any other order of precedence in the Agreement, this Exhibit shall have precedence over any conflicting terms in the Direct Customer Fulfillment Specification or the Agreement, as it may be amended from time to time and including any other Exhibit or Award Letter incorporated into such Agreement.  In the event of a conflict between the terms of this Exhibit and a Schedule attached to this Exhibit, the terms of the Schedule shall govern.

4.          Direct Customer Fulfillment Specification.  Supplier hereby agrees to comply at all times with the Dot Hill policies and procedures and on-going Supplier obligations identified in the Direct Customer Fulfillment Specification as applicable to Supplier.  Supplier acknowledges that from time to time Dot Hill’s Customer may modify or add to the Direct Customer Fulfillment specification.  Upon receipt of a revision from Dot Hill, Supplier agrees to read and familiarize itself with revision of the Direct Customer Fulfillment specification within [***] of receipt. In the event that Supplier has reason to believe that at any time it will not be able to comply with the then most current version of the Direct Customer Fulfillment specification, Supplier shall immediately notify Dot Hill in writing.  Dot Hill and Supplier agree to negotiate in good faith to promptly resolve any reasonable objections that Supplier raises regarding its compliance to the revised Direct Customer Fulfillment specification.

5.          Lot Sizing.  Supplier shall have no minimum order quantity requirements, either in units or value.  Unless otherwise agreed to in writing by Dot Hill, all Products will have a lot size quantity of one (1).

6.          Processing Leadtime.  Dot Hill and Supplier shall mutually agree on a Processing Leadtime for every Dot Hill part number supplied by Supplier.  Supplier shall conform to all mutually agreed Processing Leadtimes in its performance under this Exhibit.

7.          Packaging and Risk of Loss.  Supplier shall package and palletize all Products according to the Direct Customer Fulfillment Specification.  Supplier shall be liable for any loss or damage to Products and any related shipping costs due to Supplier’s failure to comply with Dot Hill’s packaging and palletizing requirement, regardless of any acceptance registered by Dot Hill’s carrier at Supplier’s dock.

8.          Demand Horizon.

8.1                  Dot Hill shall provide the Supplier with a Demand Horizon Report with format, content, and timing according to the Direct Customer Fulfillment Specification.  The Demand Horizon report is a snapshot of Dot Hill’s backlog published for use by the Supplier to manage the transition from weekly forecasts in the Supplier co-planning process to one or more daily Blanket Purchase Order Releases.  The Demand Horizon Report is Dot Hill proprietary and confidential.

8.2                  The Demand Horizon Report is not a commitment by Dot Hill to purchase any particular quantity of goods.

8.3                  Suppliers shall review each Demand Horizon report, and in the event that Supplier is not able to

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support the entire demand, Supplier shall so indicate at the earliest possible time to Dot Hill according to the procedure in the Direct Customer Fulfillment Specification.

9.         Blanket Purchase Order Release (“BPO Release”) by Dot Hill

9.1                  Dot Hill will issue a separate BPO Release for (1) Products destined for direct shipment to the Customer of Dot Hill, and (2) Products destined for a Dot Hill cross dock.

9.2                  If Dot Hill requests Supplier to provide Products in fewer days/hours than the Processing Leadtime for that Product, Supplier agrees to make commercially reasonable efforts to accommodate Dot Hill’s request.

10.    Active Commit; Blanket Purchase Order Confirmation by Supplier.

10.1            Supplier must actively commit to each BPO Release as described in the Direct Customer Fulfillment Specification.

10.2            In the event that Product is not available according to the terms of the BPO Release, Supplier shall immediately notify Dot Hill per the process in the Direct Customer Fulfillment Specification for decommiting against a BPO Release.  Any decommit against a BPO Release may trigger Dot Hill remedies as further described in this Agreement.

10.3            Supplier’s predictability metrics must meet the requirements in the Direct Customer Fulfillment Specification.  Dot Hill shall review Supplier’s performance in accordance with Dot Hill’s scorecarding process.

11.  Dot Hill Final Call-Off

11.1            In response to Supplier’s Active Commit, Dot Hill will send a Final Call-Off message to Supplier indicating the quantity of product that Dot Hill’s carrier will pick up.  The Dot Hill Final Call-Off is described in the Direct Customer Fulfillment Specification.

11.2            Dot Hill may choose to cancel or reschedule any or all quantities of an order within the rescheduling parameters as set forth in the Agreement and not affecting Supplier’s rights to certain cancellation charges.  Dot Hill would only expect the Final Call-Off to indicate more than original quantities if Supplier had previously confirmed that Supplier could support upside quantities within the Processing Leadtime.

12.  Supplier Positions Products For Dot Hill’s Carrier

12.1            The Supplier should begin the process of preparing the Products for pick up no later than Supplier’s receipt of the Final Call-Off.  All Products shall be fully ready for pick up by Dot Hill’s carrier prior to the Dot Hill-specified due date.

12.2            A failure by Supplier to have Products ready for pick up shall be a breach of this Agreement, and in addition to any other remedy available to Dot Hill, Supplier shall pay for any additional costs incurred by Dot Hill as a result of Supplier’s failure to timely position Products for pick up, including but not limited to charges for wasted transportation and expedited freight.

12.3            Supplier shall package, label, and stage each order onto unique pallets according to Dot Hill’s instructions, shrink-wrap each pallet, and place all packing slip documentation in a location easily recognizable by Dot Hill’s carrier.

12.4            Supplier, as well as any Supplier Third party hub(s), agree to use commercially reasonable efforts to support Dot Hill’s hours of operations during standard business operations and during peak periods.

12.5            All freight cost associated to Product returned to the Supplier will be borne by Dot Hill

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notwithstanding section 14.1 for overage discovered.

13.    Title Transfer.  Title to hardware included in Products shall transfer from Supplier to Dot Hill [***].  Supplier shall [***].  Dot Hill shall [***].

14.    Return Process.

14.1            [***] any Product overage discovered at the time of receipt at Dot Hill’s customer, or at time of receipt at Dot Hill’s cross dock, shall be returned to Supplier at Supplier’s expense for full credit to Dot Hill.

14.2            Supplier and Dot Hill agree that product returned to Supplier for credit, will be returned at the then current price for said product sold to Dot Hill, and when resold, resold at that same price.

14.3            Supplier agrees to return privileges [***] shipped by Supplier for that particular product family.  Only current revision product will be returned to Supplier, and that product will only be returned in an “as-new” condition and in the original packaging.  No open boxes, or otherwise used product, will be received back by Supplier. All returned product will be subject to [***].

14.4            It is agreed that any product returned to Supplier which is aged greater than [***] – will be rejected by Supplier, with Dot Hill’s concurrence, as the terms with Dot Hill’s customer base limit them to [***] return privileges.  Returns will not be accepted the [***].

14.5            Agreement is that any product returned to Supplier shall be designated within Supplier as the first product to be shipped back to Dot Hill against any new purchase orders received for that configuration.  This will ensure prompt turnover of all returned product and minimal asset aging within Supplier.

14.6            It is mutually agreed that the intent of the CFIT agreement is that no returned product will age at Supplier greater than [***]. In the unlikely event that does occur, Dot Hill agrees to pay charges in accordance with the Agreement.

15.    Supplier Source Location and Changes.  Supplier shall have a local European and United States source for all Products, which shall be located within Dot Hill, defined maximum Intransit Leadtime boundaries.  Supplier shall give Dot Hill at least [***] prior written notice of any location changes of its dock or hub.  Supplier will identify and provide Supplier’s own and/or third-party hub(s) within such distance from each Dot Hill cross-dock location as to be able to fulfill Dot Hill’s purchase orders within Dot Hill-specified lead times.  To the extent that third-party hub(s) are used, Supplier will execute contracts directly with such third parties and will be solely responsible for the management and performance of such hub.  Use of third party hub(s) will not relieve Supplier of its obligations under this Agreement to provide Product to Dot Hill within Dot Hill-specified Intransit Leadtimes.

16.    Scope.  Supplier and Dot Hill hereby agree that the provisions of this Direct Customer Fulfillment Exhibit shall apply only to those Products intended for delivery by Dot Hill to a Customer.

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In witness hereof, the undersigned duly authorized representatives of the Parties have executed and delivered this Exhibit as of the latest date of execution set forth below:

For: Dot Hill Systems Corporation		For: Solectron Corporation

Sign:	/s/ Preston Romm	Sign:	/s/ Darryl Payton

Print: Preston Romm		Print: Darryl Payton

Title: CFO		Title: Director Contracts and Compliance

Date: 9/16/05		Date: 9/16/05

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